EXHIBIT 99.1

                       [DYCOM INDUSTRIES, INC. LETTERHEAD]



                    DYCOM COMPLETES EXCHANGE OFFER FOR ARGUSS



PALM BEACH GARDENS, FLORIDA (February 21, 2002) -- Dycom Industries, Inc. (NYSE:DY) announced today that Troy Acquisition Corp., its wholly owned subsidiary, has completed its exchange offer for all of the outstanding shares of common stock of Arguss Communications, Inc. The offer expired, as scheduled, at 12:00 midnight, New York City time, on Wednesday, February 20, 2002. Based on a preliminary count, 13,722,092 shares of Arguss common stock (including shares guaranteed for delivery) were tendered and accepted for exchange and each will be exchanged for 0.3333 shares of Dycom common stock, resulting in Dycom owning approximately 94.3% of the outstanding common stock of Arguss. All shares validly tendered and not withdrawn prior to the expiration of the offer have been accepted for exchange according to the terms of the offer.

Dycom plans to merge Troy Acquisition Corp. into Arguss as soon as practicable. In the merger, each share of Arguss common stock not previously exchanged in the exchange offer will be converted into the right to receive 0.3333 shares of Dycom common stock. Under applicable law, the proposed merger is not subject to the approval of the remaining stockholders of Arguss. Once the proposed merger becomes effective, Arguss will become a wholly owned subsidiary of Dycom.

Dycom is a leading provider of engineering, construction, and maintenance services to telecommunication providers throughout the United States. Additionally, the Company provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utilitylocating and mapping and electric utility construction services.

Arguss conducts its operations through its wholly owned subsidiaries - Arguss Communications Group, MBT and Conceptronic, Inc. Arguss Communications Group designs, constructs, deconstructs, maintains and repairs telecommunication systems and provides aerial, underground and premise construction services and splicing of both fiber optic and coaxial cable to major telecommunication customers. Conceptronic manufactures and sells highly advanced, computer-controlled capital equipment used in the SMT circuit assemble industry.


                                      CONTACT: Steven E. Nielsen (561-627-7171)
                                               President and Chief Executive
                                               Officer
                                               Dycom Industries, Inc.

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                                               Richard L. Dunn (561-627-7171)
                                               Senior Vice President and Chief
                                               Financial Officer
                                               Dycom Industries, Inc.





FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking statements, which may include, but are not limited to, statements concerning the financial condition, results of operations and businesses of Dycom and Arguss and the benefits expected to result from the contemplated transaction, and that are based on management's current expectation and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks relating to the timing and successful completion of technology and product development efforts, integration of the technologies and businesses of Dycom and Arguss, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, conditions of the economy and other factors described in the most recent reports on Form 10-Q, most recent reports on Form 10-K and other periodic reports filed by Dycom and Arguss with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION:

Dycom filed a Registration Statement on Form S-4 and a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission on January 23, 2002 and amended each document on February 5, 2002 and February 12, 2002. Arguss filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission on January 23, 2002 and amended such document on February 5, 2002 and February 12, 2002. Dycom and Arguss also mailed a Prospectus, which forms part of the Registration Statement on Form S-4, the Schedule 14D-9 and related tender offer materials to stockholders of Arguss. These documents contain important information about the transaction. Investors and security holders are urged to read these documents carefully.

Investors and security holders can obtain free copies of such documents through the website maintained by the Securities and Exchange Commission at www.sec.gov. Free copies of such documents may also be obtained from Dycom by directing a request to Dycom Industries, Inc., 4440 PGA Boulevard, Palm Beach Gardens, Florida 33410, (561) 627-7171 or from Arguss by directing a request to Arguss Communications, Inc., One Church Street, Suite 302, Rockville, Maryland 20850,
(301) 315-0027. In addition to such documents, Dycom and Arguss file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, statement or other information filed by Dycom or Arguss at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the Securities and Exchange Commission's other public reference rooms in New York, New York or Chicago, Illinois. Please call the Securities and Exchange Commission at 800-SEC-0330 for further information on the public reference rooms. Dycom's and Arguss' filings with the Securities and Exchange

Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at www.sec.gov.